Exhibit 10.1

Third Addendum to the June 6, 2018 Funding Agreement – Xantis Aion Securitisation Fund

United Kingdom, December 13, 2019.

Between:

1.	Argentum 47, Inc. (“Company”), formerly known as Global Equity International Inc., is a corporation organized under the laws of the State of Nevada, United States of America, whose current principal place of business is 34 St. Augustine’s Gate, Hedon, HU12 8EX, Hull, United Kingdom.

And:

2.	Xantis S.A., a company incorporated under the laws of Luxembourg that is the legally appointed fund management company of Xantis Aion Securitisation Fund (“Fund”), and whose registered office is located at 75 Parc d’Activités, L-8308 Capellen, Grand Duchy of Luxembourg.

Herein, both parties will be referred to as the “Parties”.

Whereas, on June 6, 2018, the Company entered into a funding agreement (“Original Agreement”) with Xantis S.A. a company incorporated under the laws of Luxembourg that is the legally appointed fund management company of Xantis Aion Securitisation Fund (“Fund”); and

Whereas, on October 10, 2018, the Company received U.S.$653,039.50 from the Fund relating to a second tranche of funding under the Original Agreement (“Second Tranche”); and

Whereas, on October 11, 2019, this Second Tranche was to be converted into equity of the Company at a rate of U.S.$0.02 per share as per the terms and conditions of the Original Agreement, but instead, on October 9, 2019, the Company and Xantis entered into an addendum extending the conversion date of the Second Tranche under the Original Agreement for 30 calendar days (until November 9, 2019); and

Whereas, on November 8, 2019, the Company and Xantis entered into a second addendum that extended the conversion of the Second Tranche under the Original Agreement until December 13, 2019.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.	On December 18, 2019, the Company and Xantis S.A. have agreed to formally enter into a new securitised receivable agreement with the assignment of receivables owned and to be owned by the subsidiary(ies) of the Company to Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), a Securitisation Fund established in Luxembourg under the Laws of 22 March 2004 regarding Securitisation and represented by Xantis S.A., the legally appointed fund management company of Keyholder Three Securitisation Fund (to be renamed “Aegeus Securitisation Fund”), with registered office at 75 Parc d’Activités, L-8308 Capellen, Grand-Duchy of Luxembourg, registered number B140689. The details of this new securitized agreement will be disclosed by the Company with the U.S. Securities and Exchange Commission (“SEC”) in a Form 8-K Current Report.

2.	In accordance with the terms of the second addendum executed on November 8, 2019, the Company now agrees to defer the conversion of the Second Tranche under the Original Agreement that was received on October 10, 2018, for a further two (2) years and one (1) day from the date of execution of this addendum. In this case, the conversion price per share of the Second Tranche of the Original Agreement into equity of the Company will be equivalent to the closing market price two days prior the new conversion date.

3.	The Parties agree that this deferral of the conversion of the Second Tranche of funding under the Original Agreement will only take legal effect if the Company receives sufficient evidence that the first loan amount agreed for an amount of, 250,000 GBP or approximately U.S.$329,100, is received.

4.	The parties agree that the first tranche of the loan amount equating to 250.000 GBP will be wired to the escrow account of the Company´s U.S. Attorney, Mr. David E. Wise Esq., on December 16, 2019 to allow time for the new Loan Agreement and Receivable Assignment Agreement to be finalized and executed on December 18, 2019. Once the contracts are signed, the amount will be released from escrow to the Company. If the Company or its Attorney does not receive a confirmation of such wire transfer by December 16, 2019 and both the new Loan Agreement and Receivable Assignment Agreement are not fully executed and sent back to the Company by the close of business of December 18, 2019, then the Second Tranche will be immediately and unilaterally converted by the Company into equity of the Company at a conversion price of U.S.$0.02 per share as per the terms and conditions of the Original Agreement.

5.	This third addendum to the June 6, 2018 funding agreement will be duly filed by the Company with the SEC via a respective Form 8-K Current Report.

Argentum 47, Inc.

/s/ Enzo Taddei
Mr. Enzo Taddei – Director

Xantis S.A.

/s/ Eva Fridrich
Miss Eva Fridrich - Director

/s/ David Evans
Mr. David Evans - Director